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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


            _______________________________________________________


                                   FORM 8-K

                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 9, 2001

                            SpectruMedix Corporation
                            ------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                   000-22501                 25-1686354
           --------                   ---------                 ----------
 (State or other jurisdiction   (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

2124 Old Gatesburg Road, State College, Pennsylvania                 16803
----------------------------------------------------                 -----
    (Address of principal executive office)                        (Zip Code)

          Registrant's telephone number, including area code:  (814) 867-8600
                                                               --------------

          Former name or former address:  N/A
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Item 1.   Changes in Control of the Registrant
          ------------------------------------

     SpectruMedix Corporation, a Delaware corporation (the "Company"), entered into a Securities Purchase Agreement, dated July 9, 2001, with the I. Reich Family Limited Partnership (the "Purchaser"). Pursuant to the Securities Purchase Agreement, in exchange for $1,000,000, the Purchaser purchased:

     .    100 shares of the Company's Series C Preferred Stock (the "Series C
Preferred");

     .    a $300,000 6% Convertible Note due July 9, 2004 made by the Company in favor of the Purchaser (the "Convertible Note");

     .    a $600,000 6% Secured Note due July 9, 2004 made by the Company in favor of the Purchaser (the "Secured Note" and, together with the Convertible Note, the "Notes"); and

     .    a seven-year warrant (the "Warrant") to purchase 22,220,113 shares of common stock, par value $.00115 per share (the "Common Stock"), of the Company at an exercise price of $.0575 per share.

     Each share of Series C Preferred is convertible into 20,000 shares of Common Stock. In addition, each share of Series C Preferred is entitled to thirteen votes for each share of Common Stock issuable upon conversion of a share of Series C Preferred. The holders of the Series C Preferred, voting separately as a class, also have the right to elect three members to the Board of Directors of the Company.

     The Secured Note is secured by the Company's accounts receivable, inventory and certain intellectual property. The Convertible Note is convertible into shares of Common Stock at a conversion price of $.0575 per share. The Company has the option to defer interest payable pursuant to the Notes until the maturity date.

     As a result of the acquisition of the Series C Preferred, the Purchaser currently has the ability to vote the equivalent of 26,000,000 shares of Common Stock. Immediately prior to such acquisition, the Company had 4,393,620 shares of Common Stock, 2,000 shares of Series A Preferred Stock and 225.968 shares of Series B Preferred Stock outstanding. Each share of Common Stock has one vote per share. The Company's outstanding shares of Series A Preferred Stock have the ability to vote the equivalent of 800,000 shares of Common Stock and the Company's outstanding shares of Series B Preferred Stock have the ability to vote the equivalent of 18,077,440 shares of Common Stock. Accordingly, the Purchaser currently has the ability to control approximately 53% of the Common Stock vote. In addition, the Purchaser has the right to elect three members of the Company's Board of Directors.

     Upon conversion of the Series C Preferred and the Convertible Note and the exercise of the Warrant in full, the Purchaser may acquire 29,437,504 shares of Common Stock.
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Item 5.   Other Events
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     Effective as of July 9, 2001, Ilan Reich, an affiliate of the Purchaser, assumed the offices of Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Reich replaced Dr. Joseph Adlerstein in those positions, and Dr. Adlerstein is no longer affiliated with the Company.

Item 7.   Exhibits
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     3.1            Certificate of Amendment of the Second Amended and Restated
                    Certificate of Incorporation of SpectruMedix Corporation, filed with the Secretary of State of the State of Delaware on July 9, 2001.

    10.1 Securities Purchase Agreement, dated July 9, 2001, by and between SpectruMedix Corporation and I. Reich Family Limited Partnership.

    10.2 6% Convertible Note due July 9, 2004 made by SpectruMedix Corporation in favor of I. Reich Family Limited Partnership.

    10.3 6% Secured Note due July 9, 2004 made by SpectruMedix Corporation in favor of I. Reich Family Limited Partnership.

    10.4 Warrant to Purchase 22,220,113 Shares of Common Stock of SpectruMedix Corporation, dated July 9, 2001, granted to I. Reich Family Limited Partnership.

    10.5 Security Agreement, dated July 9, 2001, by and between SpectruMedix Corporation and I. Reich Family Limited Partnership.
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                                  SIGNATURES
                                  ----------

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2001                    SPECTRUMEDIX CORPORATION


                                        By:  /s/ Ilan Reich
                                             -----------------------------------
                                             Ilan Reich
                                             Chairman of the Board of Directors
                                             and Chief Executive Officer
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                                 Exhibit Index

Exhibits
--------

     3.1 Certificate of Amendment of the Second Amended and Restated Certificate of Incorporation of SpectruMedix Corporation, filed with the Secretary of State of the State of Delaware on July 9, 2001.

    10.1 Securities Purchase Agreement, dated July 9, 2001, by and between SpectruMedix Corporation and I. Reich Family Limited Partnership.

    10.2 6% Convertible Note due July 9, 2004 made by SpectruMedix Corporation in favor of I. Reich Family Limited Partnership.

    10.3 6% Secured Note due July 9, 2004 made by SpectruMedix Corporation in favor of I. Reich Family Limited Partnership.

    10.4 Warrant to Purchase 22,220,113 Shares of Common Stock of SpectruMedix Corporation, dated July 9, 2001, granted to I. Reich Family Limited Partnership.

    10.5 Security Agreement, dated July 9, 2001, by and between SpectruMedix Corporation and I. Reich Family Limited Partnership.